UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  OCTOBER 23, 2009  (Date of earliest event reported)

ACCREDITED BUSINESS CONSOLIDATORS CORP.
(Exact name of registrant as specified in its charter)

PA                                                     0-27182                  25-1624305
    (State or other jurisdiction                          (Commission File         IRS Employer
           of incorporation)                                      Number)             Identification Number)

196 WEST ASHLAND STREET, DOYLESTOWN, PA 18901
(Address of principal executive offices)

267-864-7737
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

ITEM 3.03 Material Modification of Rights of Securities Holders

On October 21, 2009, Accredited Business Consolidators Corp., trading on the over the counter market as The Italian Oven Inc., submitted its application to the Financial Industry Regulatory Authority (FINRA) seeking a new trading symbol.  The purpose of this filing was to obtain a symbol reflecting the Company's new name and CUSIP number.  Shareholders will not need to take any action in connection with the symbol change.  Shareholders with shares at a broker will automatically have their shares updated.  Shareholders with certificates do not need to acquire a new certificate as there is no expiration date to obtain the new shares.

The Company also intends to ask Pink Sheets to update the share structure information on their website.  Pink Sheets needs to reflect the cancellation of 500,000,000 common shares and to updated the amount of authorized common stock, which is now 450,000,000, with 436,399,500 shares outstanding.  Pink Sheets takes several days to update their website as the change in share structure requires transfer agent verification.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 23, 2009

ACCREDITED BUSINESS CONSOLIDATORS CORP.

By: /s/ Joanna Chmielewska
Joanna Chmielewska, President

Twitter:  accreditedbiz

fax:  1-267-371-5168